Exhibit 4.1

                                                                Agency Agreement

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                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK
                                    as Issuer



                                     - and -



                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                          as Registrar and Paying Agent







                     -------------------------------------

                                AGENCY AGREEMENT



                            relating to the issue of

                                U.S.$ 250,000,000

                                o% Notes due 2006

                                       of

                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK

                     -------------------------------------






                                 January o, 2005





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                                TABLE OF CONTENTS

Clause                                                                      Page

1.    Definitions and Interpretation...........................................3

2.    Appointment of Registrar and Paying Agent................................4

3.    The Notes................................................................5

4.    Issuance of Notes........................................................5

5.    Payments.................................................................6

6.    Miscellaneous Duties of the Registrar and the Paying Agent...............7

7.    Indemnity................................................................8

8.    Fees and Expenses........................................................9

9.    Terms of Appointment.....................................................9

10.   Changes in Agents.......................................................10

11.   Merger and Consolidation................................................12

12.   Notification of Changes to Agents.......................................12

13.   Communication Between the Parties.......................................12

14.   Taxes and Stamp Duties..................................................12

15.   Notices and Communications..............................................12

16.   Governing Law and Place of Jurisdiction.................................13

17.   Severability and Partial Invalidity.....................................13

18.   Amendment...............................................................13

19.   Counterparts............................................................14



SIGNATURES....................................................................15

SCHEDULE 1
----------
  PART I: German language form of Global Certificate.........................S-1
  PART II: English language form of Global Certificate.......................S-3
  ANNEX A - PART I: German language form of Purchases and Cancellations......S-5
  ANNEX A - PART II: English language form of Purchases and Cancellations....S-6

SCHEDULE 2
----------
  PART I: German language form of Guarantee to be issued in case of substitution of the Issuer.................................................S-7
  PART II: English language form of Guarantee to be issued in case of substitution of the Issuer................................................S-10

SCHEDULE 3
----------
  The Specified Offices of the Registrar and Paying Agent...................S-13

SCHEDULE 4
----------
  PART I: German language form of Terms and Conditions......................S-14
  PART II: English language form of Terms and Conditions....................S-22



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THIS AGREEMENT is made on January o, 2005

BETWEEN

(1) LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK ("L-Bank" or the "Issuer"); and

(2) DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, (hereinafter referred to in such respective capacity as "Registrar" and "Paying Agent", which expressions shall include any successor registrar or paying agent appointed in accordance with Clause 10).



PREAMBLE

(A) The Issuer and Citigroup Global Markets Limited (the "Manager") have entered into a subscription agreement dated January o, 2005 pursuant to which the Issuer has agreed to issue on January o, 2005, or on such later date not being later than o as the Issuer and the Manager may agree (the "Closing Date"), and the Manager has agreed to purchase o% Notes due 2006 in an aggregate principal amount of U.S.$ 250,000,000 divided into 250,000 notes in the principal amount of U.S.$ 1,000 each, which will rank equally among themselves (the "Notes"); and

(B) The Issuer wishes to engage Deutsche Bank Trust Company Americas to act as Registrar and as Paying Agent in respect of the Notes upon the terms and conditions set forth in this Agreement and the Schedules hereto.



IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

(1)  In this Agreement:

     "Agent(s)" means the Registrar or the Paying Agent or any of them.

     "Clearing System" means DTC.

     "Conditions" means the terms and conditions of the Notes, attached hereto in Schedule 4.

     "DTC" means The Depository Trust Company, a New York Corporation.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Global Certificate" means the permanent DTC global certificate(s) representing the Notes, a form which is attached hereto in Schedule 1.

     "Holder" means the persons registered in the register kept by the Registrar and holding a beneficial interest or right in the Notes.


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     "New York Business Day" means a day (other than Saturdays and Sundays) on which banking institutions in New York City are not obliged and not authorized to close.

     "Specified Office" of any Agent means the office specified against its name in Schedule 3 hereto or, in the case of any Agent not originally party hereto, specified in its terms of appointment or such other office in the same city as such Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 10(10) hereof.

(2) Expressions defined elsewhere in this Agreement shall have the meanings so indicated. Expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

(3) All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof, if applicable.

(4) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in ss. 4 of the Conditions.

(5) All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Notes and the Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, varied or supplemented from time to time.

2.   APPOINTMENT OF REGISTRAR AND PAYING AGENT

(1) L-Bank hereby appoints Deutsche Bank Trust Company Americas to act as Registrar in respect of the Notes, and Deutsche Bank Trust Company Americas hereby accepts such appointment, and agrees to act in such capacity, upon the terms and subject to the conditions set out below, for the purposes of:

     (a)  authenticating and delivering the Global Certificate;

     (b) maintaining a Register pertaining to the Notes in accordance with the Conditions; and

     (c) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(2) L-Bank hereby appoints Deutsche Bank Trust Company Americas to act as Paying Agent in respect of the Notes, and Deutsche Bank Trust Company Americas accepts such appointment, and agrees to act in such capacity, upon the terms and subject to the conditions set out below, for the purposes of:

     (a)  paying sums due on the Notes;

     (b) determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

     (c) arranging on behalf of L-Bank for notices to be communicated to Holders; and


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     (d)  performing all other obligations and duties imposed upon it by the
          Conditions and this Agreement.

3.   THE NOTES

(1) The Notes will be represented by one or more permanent Global Certificates without interest Coupons and will be kept in custody by Deutsche Bank Trust Company Americas, a New York banking corporation, or any successor, as custodian for DTC as specified in the Conditions. The Global Certificate will be issued in registered form in the name of Cede & Co., as nominee of DTC, recorded in a Register kept by the Registrar, and will represent the Notes kept in custody for financial institutions that are participants in DTC.

(2)  Each Global Certificate shall:

     (a) be printed or typewritten in substantially the form (duly completed) set out in Schedule 1 hereto (or in such other form as the Issuer and the Registrar shall have agreed);

     (b)  have attached thereto the Conditions set out in Schedule 4 hereto;

     (c) be executed manually by two authorized signatories or an attorney-in-fact of the Issuer;

     (d)  be authenticated manually by or on behalf of the Registrar; and

     (e)  bear a unique serial number.

4.   ISSUANCE OF NOTES

(1) The Issuer shall, not later than 2:00 p.m. (New York time) on the second New York Business Day prior to the Closing Date:

     (a) confirm to the Registrar by facsimile or any electronic information system agreed between the Registrar and the Issuer all such information as the Registrar may reasonably require to carry out its functions under this Agreement and such details as are necessary to enable it to authenticate and deliver the Global Certificate; and

     (b) designate by facsimile the account of the Issuer to which payment of the proceeds of the issuance of the Notes should be made.

(2) The Issuer shall ensure that the Notes are assigned all applicable securities numbers, including German securities code (WKN), common code, ISIN and CUSIP.

(3) On or before 10:00 a.m. (New York time) on the New York Business Day prior to the Closing Date (or any other time agreed between the Registrar and the Issuer having regard to the rules of DTC), the Registrar shall authenticate and deliver the Global Certificate to Deutsche Bank Trust Company Americas, in its capacity as custodian for DTC. The Registrar shall on the Closing Date transfer the proceeds of issue received from the Manager to the Issuer to the account notified in accordance with sub-clause 1(b) above. The Manager shall give instructions to DTC to credit Notes represented by the Global Certificate in accordance with the normal operating procedures of DTC.


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(4)  Where the Registrar acts as Agent for the Issuer in respect of receiving the proceeds of the Notes, if on the Closing Date the Registrar does not receive the full proceeds of issue in respect of any Note, the Registrar shall:

     (a)  continue to hold such Note to the order of the Issuer;

     (b) notify the Issuer forthwith of the non-receipt of the proceeds of issue in respect of such Note; and, subsequently,

     (c) notify the Issuer forthwith upon receipt of the full proceeds of issue in respect of such Note.

     The Registrar shall pay to the Issuer the amount received by the Registrar from the Manager in respect of such Note on the same day (or, if not possible, as soon as practicable thereafter) as the funds are credited to the account designated by the Registrar.

(5) The Registrar shall hold in safe custody all unauthenticated Global Certificates delivered to it in accordance with this Clause 4 and shall ensure that each Global Certificate is authenticated and delivered only in accordance with the terms hereof and the Global Certificate.

(6) The Registrar is authorized by the Issuer to authenticate the Global Certificate as may be required to be authenticated hereunder by the signature of any person duly authorized for the purpose by the Registrar.

(7) For the purposes of this Clause 4 the Registrar is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Registrar believes in good faith to be) the authorized representative of the Issuer named in the list referred to in, or notified pursuant to, Clause 9(7) as sufficient instructions and authority of the Issuer for the Registrar to act in accordance with this Clause 4, provided that the Registrar takes all reasonable precautions necessary to verify the accuracy of such telephone or facsimile communication before carrying out any of its tasks envisaged hereunder. Any telephone communication shall be followed as soon as practicable by a facsimile confirmation of such communication.

5.   PAYMENTS

In order to provide for the payment of the principal of, and interest on, the Notes, as such payment shall become due and payable:

(1) The Issuer shall pay to the Paying Agent the amount in U.S.$ of interest on, or principal of, the Notes on each date on which any such payment in respect of the Notes becomes due in same day funds by 10:00 a.m. (New York time) to the account of Deutsche Bank Aktiengesellschaft with Deutsche Bank Trust Company Americas.

(2) The Paying Agent shall give payment instructions to the Issuer not later than five Frankfurt business days prior to any relevant payment date with regard to the payment to be made on that payment date pursuant to sub-clause (1) above.

(3) Subject to the receipt by the Paying Agent of the necessary funds as provided in sub-clause (1) above, the Paying Agent shall pay or cause to be paid on behalf of the Issuer to the registered holder of the Global Certificate all amounts due in respect of the Notes in the manner provided in the Conditions. If any payment provided for in


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     sub-clause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(4) If for any reason the Paying Agent considers in its sole discretion (exercised in good faith) that the amounts to be received by the Paying Agent pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Paying Agent shall promptly notify the Issuer thereof. The Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of all such payments.

(5) If the Paying Agent pays any amounts to the Holders at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer shall, in addition to paying amounts due under sub-clause (1), pay to the Paying Agent on demand interest (at a rate which represents the Paying Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Paying Agent of the Shortfall. The Paying Agent shall supply the Issuer with evidence as to the determination of the aforementioned interest rate.

(6) All payments due in respect of the Notes shall be made to, or to the order of, the registered holder of the Global Certificate for payment through DTC's settlement system to the relevant DTC participants, subject to and in accordance with the provisions of the Global Certificate and the Conditions. On the occasion of any such payment the Paying Agent to which the Global Certificate was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Certificate to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

(7) If the amount of principal and/or interest then due for payment is not paid in full by the Issuer to the Paying Agent (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Global Certificate is presented for the purpose of making such payment shall make a record of such Shortfall on the Global Certificate and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

6.   MISCELLANEOUS DUTIES OF THE REGISTRAR AND THE PAYING AGENT

Notices

(1) Upon the receipt by the Paying Agent of a demand or notice from any Holder in accordance with the Conditions the Paying Agent shall forward a copy thereof to the Issuer.

(2) On behalf of and at the request and expense of the Issuer, the Paying Agent shall cause to be published, or delivered to Holders, all notices required to be given by the Issuer to the Holders in accordance with the Conditions.


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Notices of Withholding or Deduction

(3) If the Issuer is, in respect of any payment, required to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, the Issuer shall give notice thereof to the Paying Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Paying Agent such information as it shall require to enable it to comply with such requirement.

Documents Available for Inspection

(4) The Paying Agent shall hold available for inspection by the Holders at the Specified Offices during normal business hours copies of all documents required to be made available by the Conditions in respect of the Notes.

(5) For the above purposes, the Issuer shall furnish to the Paying Agent a sufficient number of copies of each of the relevant documents.

Cancellation of Notes

(6) All Notes which are repurchased by or on behalf of the Issuer and surrendered to the Registrar for cancellation, shall be cancelled by the Registrar, in accordance with the procedures established for that purpose by DTC, resulting in a reduction of the aggregate amount of Notes represented by the Global Certificate by the aggregate amount of Notes so cancelled. On the same day such cancellation is effected, the Registrar shall record such cancellation of Notes on the Register in such a way that the aggregate amount of Notes cancelled at any time together with the aggregate principal amount of Notes then outstanding and represented by the Global Certificate shall equal the aggregate principal amount of Notes originally issued by the Issuer.

(7)  A certificate of cancellation stating:

     (a) the aggregate principal amount of Notes which have been cancelled and the aggregate amount paid in respect thereof; and

     (b)  the aggregate amount paid in respect of interest on the Notes shall be given to the Issuer by the Registrar as soon as reasonably practicable and in any event within three months after the date of such cancellation.

(8) The Registrar shall keep a full and complete Register of all Notes and of their repurchase by or on behalf of the Issuer and their cancellation. The Registrar shall at all reasonable times make such Register available to the Issuer and the Paying Agent and any persons authorized by either of them for inspection and for the taking of copies thereof or extracts therefrom.

7.   INDEMNITY

(1) The Issuer shall indemnify each of the Agents against any claim, demand, action, liability, loss or expense (including legal fees) which it may incur or which may be made against it as a result or arising out of any failure to pay or delay in paying any of the same.


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(2)  Each of the Agents shall severally indemnify the Issuer and its respective directors, officers and employees, and any affiliate of the Issuer against any claim, demand, action, liability, loss, cost or expense (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which it may incur, as a result or arising out of any negligent or willful breach by such Agent of its obligations under this Agreement.

8.   FEES AND EXPENSES

(1) The Issuer shall pay to the Registrar for account of the Agents (as long as such functions are performed within the Deutsche Bank network) such fees as may have been agreed between itself and Deutsche Bank Aktiengesellschaft on behalf of the Registrar on November 8, 2004 in respect of, inter alia, the services of the Agents hereunder. The Issuer shall not be concerned with the apportionment of payment among the Agents.

(2) The Issuer shall reimburse each Agent for all reasonable expenses (including legal fees) properly incurred in connection with its services hereunder.

(3) In the event that the Registrar deems it necessary that the fees agreed between itself and the Issuer be amended, the Registrar shall negotiate such amendment with the Issuer in good faith with the aim of continuing the provision of the services under this Agreement. Should the Issuer and the Registrar reach no agreement regarding the amendment of the fee arrangement, the initial agreement between the parties shall remain in force.

(4) The Issuer shall pay all documentary and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as agent hereunder. The Issuer shall indemnify each Agent against any claim, demand, action, liability, loss or expense (including legal fees) which it may incur or which may be made against it as a result or arising out of any failure to pay or delay in paying any of the same.

9.   TERMS OF APPOINTMENT

(1)  Each of the Agents may, in connection with its services hereunder:

     (a) except as ordered by a court of competent jurisdiction or as required by law, treat the registered holder of the Global Certificate as the owner thereof and make payments thereon accordingly;

     (b)  assume that the terms of the Notes as issued are correct;

     (c) rely upon the terms of any notice, communication or other document reasonable believed by it to be genuine;

     (d) engage and pay for the advice or services of any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained. Such Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith; and


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     (e)  treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(2) In acting hereunder and in connection with the Notes, the Agents shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the Holders.

(3) In acting hereunder and in connection with the Notes, the Agents shall not be liable for the legality, validity or enforceability of the Notes.

(4) Each Agent may purchase, hold and dispose of Notes and may enter into any transaction (including, among other transactions, any depositary, trust or agency transaction) with any Holder or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer.

(5) The Issuer shall indemnify each Agent against any claim, demand, action, liability, loss or expense (including legal fees and any applicable value added tax) which such Agent may incur, otherwise than as a result of or arising out of any negligent or willful breach by such Agent of its obligations under this Agreement.

(6)  The obligations of the Agents hereunder shall be several and not joint.

(7) The Issuer shall provide the Registrar with a list of persons authorized to execute documents and take action on its behalf in connection with this Agreement, such list to be signed by two duly authorized signatories of the Issuer. The Issuer shall notify the Registrar immediately if any of such persons ceases to be so authorized or if any additional person becomes so authorized by notice signed by two duly authorized signatories of the Issuer.

10.  CHANGES IN AGENTS

(1) The Registrar may (subject to sub-clause (3) below) at any time resign as Registrar by giving at least 90 days' written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.

(2) The Registrar may (subject to sub-clause (3) below) be removed at any time by the Issuer on at least 45 days' written notice to the Registrar, signed on behalf of the Issuer and specifying such removal and the date when it shall become effective.

(3)  Any resignation under sub-clause (1) or removal under sub-clauses (2) or
     (4) shall only take effect upon the appointment by the Issuer as hereinafter provided, of a successor Registrar and (other than in cases of insolvency of the Registrar) on the expiry of the notice to be given under Clause 12. The Issuer agrees with the Registrar that if, by the day falling ten days before the expiry of any notice under sub-clause (1), it has not appointed a successor Registrar, then the Registrar shall be entitled, on behalf of the Issuer, to appoint as a successor Registrar in its place a reputable financial institution of good standing which the Issuer shall approve (such approval not to be unreasonably withheld or delayed).

(4) In case at any time the Registrar resigns, or is removed, or becomes incapable or acting or is adjudged insolvent, or files a voluntary petition in insolvency or makes an assignment for the benefit or its creditors or consents to the appointment of an


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     administrator, liquidator or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, a successor Registrar, which shall be a reputable financial institution in good standing may be appointed by the Issuer by an instrument in writing filed with the successor Registrar. Upon the appointment as aforesaid of a successor Registrar and acceptance by the latter of such appointment and (other than in case of insolvency of the Registrar when it shall be of immediate effect) upon expiry of the notice to be given under Clause 12 the Registrar so superseded shall cease to be the Registrar hereunder.

(5) Subject to the applicable provisions of the Conditions, the Issuer may, after prior consultation with the Registrar, terminate the appointment of the Paying Agent at any time and/or appoint one or more further Paying Agents by giving to the Registrar and to the Paying Agent at least 45 days' written notice to that effect (other than in the case of insolvency of the Paying Agent).

(6) Subject to the applicable provisions of the Conditions, the Paying Agent may resign its appointment hereunder at any time by giving the Issuer and the Registrar at least 45 days' written notice to that effect.

(7) Upon its resignation or removal becoming effective, the Registrar or the Paying Agent concerned;

     (a) shall forthwith transfer all moneys held by it hereunder and, if applicable, the documents and records referred to in Clauses 6(4), (5) and (8) to its successor Agent hereunder or, if there is in the case of the termination of appointment of the Paying Agent no successor Paying Agent, to the Registrar; and

     (b) shall be entitled to the payment by the Issuer of its fees and expenses for the services therefore rendered hereunder in accordance with the terms of Clause 8.

(8) In the event of the resignation of the Paying Agent or the Registrar, or in the case of the Registrar, its removal by the Issuer due to any of the circumstances set out in sub-clause (4) above, such Agent shall bear all reasonable costs associated with the termination of its services and the appointment of a successor Agent performing the relevant functions (including, but not limited to, the cost of all required publications, agency fees and legal fees, if any, for the preparation and execution of any necessary documents in this context).

(9) Upon its appointment becoming effective, a successor Registrar and any new Paying Agent shall, without further act, become vested with all the rights and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Registrar or (as the case may be) a Paying Agent hereunder.

(10) If the Registrar or the Paying Agent determines to change its Specified Office it shall (after having, in any such case other than a change of Specified Office within the same city, obtained the prior written approval of the Issuer thereto) give the Issuer and (if applicable) the Registrar written notice of such determination giving the address of the new Specified Office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Registrar (on behalf


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     of the Issuer) shall, at the expense of the relevant Agent, within 15 days of receipt of such notice (unless the appointment of the Registrar or the Paying Agent, as the case may be, is to terminate pursuant to the above sub-clauses on or prior to the date of such change) give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Holders in accordance with the Conditions.

11.  MERGER AND CONSOLIDATION

Without prejudice to Clause 10(8) any corporation into which the Registrar or the Paying Agent may be merged or converted, or any corporation with which the Registrar or the Paying Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Registrar or the Paying Agent shall be a party, or any corporation to which the Registrar or the Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Registrar or the Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Registrar or Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Registrar or the Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer by the Registrar or the Paying Agent concerned.

12.  NOTIFICATION OF CHANGES TO AGENTS

Following receipt of notice of resignation from the Registrar or the Paying Agent and forthwith upon appointing a successor Registrar or Paying Agent or on giving notice to terminate the appointment of any of the Registrar or the Paying Agent, the Registrar (on behalf of and at the expense of the Issuer or in the case of Clause 10(8) at the expense of the Agent) shall give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Holders in accordance with the Conditions.

13.  COMMUNICATION BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between the Issuer and the Holders on the one hand and the Paying Agent on the other hand shall be sent by the Paying Agent to the Registrar.

14.  TAXES AND STAMP DUTIES

The Issuer agrees to pay any and all stamp or documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

15.  NOTICES AND COMMUNICATIONS

(1) Any document or information furnished or supplied under this Agreement shall be in the English language.

(2) All notices and communications under this Agreement shall be by letter or facsimile, posted or delivered by hand, or by telephone. Each notice or communication shall be given as follows:

     (a)  If to the Issuer, at:

                                                                Agency Agreement

          Landeskreditbank Baden-Wurttemberg - Forderbank
          Schlossplatz 10
          76113 Karlsruhe
          Germany

          Telephone:  +49 721 150-1144 or -3916
          Telefax:    +49 721 150-1280
          Attention:  Bereich Treasury / Abwicklung -

     (b)  If to the Registrar or the Paying Agent, at:

          Deutsche Bank Trust Company Americas
          Trust & Securities Services
          Global Debt Services
          60 Wall Street
          27th Floor - MS NYC60-2710
          United States of America
          Telephone:  +1 212 250 2157
          Telefax:    +1 732 578 4635
          Attention:  Trust & Securities Services

     (or in the case of a Registrar not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the Agent of the Issuer).

(3) Every notice or communication sent in accordance with sub-clause (2) shall be effective as follows:

     (a) Letter or facsimile: if sent by letter or facsimile, upon receipt by the addressee;

     (b)  By telephone: if made on the telephone, upon being made.

     In the case of (a) above, any such notice or communication which would otherwise take effect after 4:00 p.m. in the place of the addressee on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding business day in the place of the addressee.

16.  GOVERNING LAW AND PLACE OF JURISDICTION

(1) This Agreement shall be governed by, and construed in accordance with, German law.

(2) Any action or other legal proceedings ("Proceedings") arising out of or in connection with this Agreement shall be brought exclusively in the courts in Frankfurt am Main.

17.  SEVERABILITY AND PARTIAL INVALIDITY

Should any provision of this Agreement be or become invalid in whole or in part, the other provisions shall remain in force. The invalid provision shall be deemed substituted by a valid provision which accomplishes as far as legally possible the economic purposes of the invalid provision.

                                                                Agency Agreement

18.  AMENDMENT

This Agreement may be amended by agreement among the parties hereto without the consent of the Holders.

19.  COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

                                                                Agency Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agency Agreement as of the date first above written.





LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK




------------------------------              --------------------------------







DEUTSCHE BANK TRUST COMPANY AMERICAS
as Registrar



------------------------------              --------------------------------







DEUTSCHE BANK TRUST COMPANY AMERICAS
as Paying Agent



------------------------------              --------------------------------

                                                    Agency Agreement - Schedules

                                   SCHEDULE 1
                                     PART I

                         German language Version of the
                         FORM OF THE GLOBAL CERTIFICATE
                                U.S.$ 250,000,000

           ----------------------------------------------------------



ISIN ______________________                           Common Code ______________
CUSIP _____________________                           WKN ______________________
No. R- ____________________

                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK
                      Karlsruhe, Bundesrepublik Deutschland

                    U.S.$ 250,000,000 o% Anleihe fallig 2006

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                        NAMENS-SAMMELSCHULDVERSCHREIBUNG
                            uber einen Nennbetrag von
                        zweihundert und funfzig Millionen
                             United States Dollars
                               (U.S.$ 250,000,000)

der o% Globalanleihe fallig 2006 im Gesamtnennbetrag von zweihundert und funfzig Millionen United States Dollars (U.S.$ 250,000,000) der Landeskreditbank Baden-Wurttemberg - Forderbank (die "Emittentin").

Diese Sammelschuldverschreibung verbrieft Teilschuldverschreibungen im Nennbetrag von je U.S.$ 1.000 (die "Schuldverschreibungen"). Sie ist von der Emittentin als Namens-Sammelschuldverschreibung an Cede & Co. als Beauftragte von The Depository Trust Company ("DTC") begeben und in das Verwahr- und Clearingsystem der DTC zur Verwahrung eingeliefert worden, um die Lieferung und Ubertragung von Schuldverschreibungen innerhalb des Systems im Buchungswege ohne Lieferung effektiver Stucke zu ermoglichen. DTC und deren etwaiger Nachfolger als Verwahrer dieser Sammelschuldverschreibung werden in dieser Urkunde auch als "Verwahrer" bezeichnet.

Die Anzahl der in dieser Sammelschuldverschreibung verbrieften
Schuldverschreibungen ergibt sich aus den Unterlagen des Verwahrers, die ihrerseits beruhen auf dem Register der Deutsche Bank Trust Company Americas (das "Register"), die als Registerstelle fur die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser

                                                    Agency Agreement - Schedules

Funktion (die "Registerstelle"). Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, ausser im Falle eines offenkundigen Irrtums, massgeblich.

Die Emittentin verpflichtet sich hiermit, nach Massgabe der beigefugten Anleihebedingungen (die "Anleihebedingungen") an Cede & Co. am Tag der Falligkeit der Schuldverschreibungen den Kapitalbetrag der Schuldverschreibungen zu zahlen, die an dem auf das Jahr o bezogenen Stichtag in dieser Urkunde verbrieft sind, und auf den in dieser Urkunde am jeweiligen Stichtag verbrieften Kapitalbetrag Zinsen zum Satz von o % per annum zu zahlen. Stichtag ist der fur jede Zahlung jeweils nach ss. 4(4) der Anleihebedingungen zu bestimmende Tag. Der mit dieser Urkunde verbriefte Kapitalbetrag wird vom o, 2005 an (einschliesslich) bis zum Ablauf des Tages verzinst, der dem Tag vorangeht, an dem der Kapitalbetrag zur Ruckzahlung fallig wird. Der erste Zinszahlungstag ist der o, 2005.

Diese Sammelurkunde kann nur insgesamt ubertragen werden, und zwar nur entweder von DTC auf einen Beauftragten der DTC, von einem Beauftragten der DTC auf DTC oder auf einen anderen Beauftragten der DTC oder von DTC oder einem solchen Beauftragten auf einen als Nachfolger der DTC fungierenden neuen Verwahrer oder einen Beauftragten eines solchen neuen Verwahrers. Die Ubertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle gefuhrten Unterlagen vermerkt wird.

Die Anleihebedingungen sind Teil dieser Sammelschuldverschreibung.

Diese Sammelschuldverschreibung ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.

Karlsruhe, Bundesrepublik Deutschland
o, 2005

                                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK


                                         ---------------------------------------
                                         Name:
                                         Position:



                                         ---------------------------------------
                                         Name:
                                         Position:

Kontrollunterschrift
(geleistet im Namen von
Deutsche Bank Trust Company Americas
als Registerstelle)



--------------------------------
Unterschriftsbefugte Person

                                                    Agency Agreement - Schedules

                                   SCHEDULE 1
                                     PART II

                         English language Version of the
                         FORM OF THE GLOBAL CERTIFICATE
                                U.S.$ 250,000,000

             -------------------------------------------------------



ISIN ______________________                           Common Code ______________
CUSIP _____________________                           WKN ______________________
No. R- ____________________


                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK
                     Karlsruhe, Federal Republic of Germany

                       U.S.$250,000,000 o% Notes due 2006

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          GLOBAL REGISTERED CERTIFICATE
                       representing a principal amount of
               two hundred and fifty million United States Dollars
                               (U.S.$ 250,000,000)

of the o% Notes due 2006 in the aggregate principal amount of two hundred and fifty million United States Dollars (U.S.$250,000,000)), issued by Landeskreditbank Baden-Wurttemberg - Forderbank (the "Issuer").

This Global Certificate represents notes in the principal amount of U.S.$ 1,000 each (the "Notes"). It has been issued by the Issuer as a registered global note to Cede & Co., as nominee of DTC, and been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes in book-entry form without physical delivery of definitive notes within that system. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the "Depositary".

The number of Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register maintained by Deutsche Bank Trust Company Americas (the "Register"), or any successor in such capacity appointed by the Issuer, acting as registrar (the "Registrar") on behalf of the Issuer. In he case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.

                                                    Agency Agreement - Schedules

The Issuer hereby undertakes to pay to Cede & Co., on the maturity date of the Notes, the principal sum of the Notes represented hereby as of the Record Date relative to the year o and to pay interest on the principal sum represented hereby as of each Record Date, all in accordance with the Terms and Conditions of the Notes (the "Conditions") attached hereto. "Record Date" shall mean the date determined, in respect of each payment, in accordance with ss. 4(4) of the Conditions. Interest shall be payable on the principal sum represented by this Global Certificate at a rate of o % per annum as from o, 2005 (inclusive) until the end of the day preceding the day on which such principal sum becomes due for redemption. The first interest payment will be o, 2005.

This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.

The Conditions form part of this Global Certificate.

This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.

Karlsruhe, Federal Republic of Germany
o, 2005



                                LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: Authorized Signatory


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: Authorized Signatory



Authentication signature
for and on behalf of
Deutsche Bank Trust Company Americas
as Registrar


By:
   --------------------------------------------
   Authorized Officer

                                                    Agency Agreement - Schedules

                                     ANNEX A
                                     PART I

                           German language Version of
                           PURCHASES AND CANCELLATIONS

             ------------------------------------------------------



Im Nennbetrag der Schuldverschreibungen haben die folgenden Anderungen stattgefunden:

Tag des Kaufs und      Betrag der gekauften     Verbleibender Nennbetrag     Bestatigung des Kaufs und
der Entwertung         und entwerteten          dieser Globalurkunde         der Entwertung durch oder
                       Schuldverschreibungen    nach Kauf und Entwertung     fur die Emittentin
__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

                                                    Agency Agreement - Schedules

                                     ANNEX A
                                     PART II

                           English language Version of
                           PURCHASES AND CANCELLATIONS

              -----------------------------------------------------

The following decreases in the principal amount of these Notes have been made:

Date of purchase       Nominal amount of        Remaining nominal amount     Confirmation of purchase
and cancellation       Notes purchased and      of this Global               and cancellation by or on
                       cancelled                Certificate following        behalf of the Issuer
                                                such purchase and
                                                cancellation
__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

__________________     _____________________    ________________________     _________________________

                                                    Agency Agreement - Schedules

                                   SCHEDULE 2
                                     PART I

                         German language Version of the
                    FORM OF GUARANTEE TO BE ISSUED IN CASE OF
                           SUBSTITUTION OF THE ISSUER

               --------------------------------------------------

                                    GARANTIE

                                       der

                 Landeskreditbank Baden-Wurttemberg - Forderbank
                     Karlsruhe, Bundesrepublik Deutschland,

   zugunsten der Anleiheglaubiger der U.S.$250,000,000 o% Anleihe fallig 2006 der Landeskreditbank Baden-Wurttemberg - Forderbank
                     Karlsruhe, Bundesrepublik Deutschland,
                         (die "Schuldverschreibungen"),

IM HINBLICK DARAUF, DASS:

(A) die Landeskreditbank Baden-Wurttemberg - Forderbank gemass ss. 8 der Anleihebedingungen die o (die "Nachfolgeschuldnerin") an ihre Stelle als Hauptschuldnerin fur samtliche Verpflichtungen aus oder im Zusammenhang mit den nicht nachrangigen Schuldverschreibungen eingesetzt hat,

(B) die Landeskreditbank Baden-Wurttemberg - Forderbank (die "Garantin") die ordnungsgemasse Zahlung von Kapital und Zinsen sowie von allen sonstigen Betragen, die auf die Schuldverschreibungen zu zahlen sind, garantieren mochte,

WIRD FOLGENDES VEREINBART:

(1)(a) Die Garantin ubernimmt gegenuber jedem Anleiheglaubiger der Schuldverschreibungen die unbedingte und unwiderrufliche Garantie fur die ordnungsgemasse und punktliche Zahlung bei Falligkeit gemass den Anleihebedingungen von Kapital und Zinsen auf die Schuldverschreibungen sowie von allen sonstigen Betragen, die gemass den Anleihebedingungen auf die Schuldverschreibungen zahlbar sind.

(b) Diese Garantie begrundet eine unbesicherte und nicht nachrangige Verbindlichkeit der Garantin, die mit allen anderen jeweils bestehenden, nicht besicherten und nicht nachrangigen Verbindlichkeiten der Garantin gleichrangig ist.

(c) Samtliche auf Grund dieser Garantie zu zahlenden Betrage werden unter Einbehalt oder Abzug von Steuern oder sonstigen Abgaben geleistet, falls ein solcher Einbehalt oder Abzug gesetzlich vorgeschrieben ist.

(d) Die Verpflichtungen der Garantin aus dieser Garantie (i) sind selbststandig und unabhangig von den Verpflichtungen der
         Nachfolgeschuldnerin aus den Schuldverschreibungen, (ii) bestehen unabhangig von der Rechtmassigkeit, Gultigkeit, Verbindlichkeit oder Durchsetzbarkeit der Schuldverschreibungen und (iii) werden nicht durch Ereignisse, Bedingungen oder Umstande tatsachlicher oder

                                                    Agency Agreement - Schedules
         rechtlicher Art beruhrt, ausser durch die vollstandige, endgultige und unwiderrufliche Erfullung samtlicher in den Schuldverschreibungen eingegangenen Zahlungsverpflichtungen.

(2) Diese Garantie und alle darin enthaltenen Vereinbarungen stellen einen Vertrag zugunsten der Glaubiger als begunstigte Dritte gemass ss. 328 Absatz
1 BGB dar. Sie begrunden das Recht eines jeden Glaubigers, die Erfullung der hierin eingegangenen Verpflichtungen unmittelbar von der Garantin zu fordern und diese Verpflichtungen unmittelbar gegenuber der Garantin durchzusetzen.

(3) Die Registerstelle handelt nicht als Treuhander oder in einer ahnlichen Eigenschaft fur die Anleiheglaubiger.

(4) Die in dieser Garantie verwendeten und nicht anders definierten Begriffe haben die ihnen in den beigefugten Anleihebedingungen zugewiesene Bedeutung.

(5)      Diese Garantie unterliegt deutschem Recht.

(6) Diese Garantie ist in deutscher Sprache abgefasst. Eine unverbindliche Ubersetzung in die englische Sprache ist beigefugt.

(7) Das Original dieser Garantie wird der Registerstelle ausgehandigt und von dieser verwahrt.

(8)      Erfullungsort ist Karlsruhe.

(9) Nicht-ausschliesslicher Gerichtsstand fur alle Rechtsstreitigkeiten aus oder im Zusammenhang mit dieser Garantie ist Frankfurt am Main. Dieser Gerichtsstand ist ausschliesslich, soweit es sich um Rechtsstreitigkeiten unter ausschliesslicher Beteiligung von Kaufleuten, juristischen Personen des offentlichen Rechts, offentlich-rechtliche Sondervermogen oder Personen ohne allgemeinen Gerichtsstand in der Bundesrepublik Deutschland handelt. Glaubiger, auf die der vorstehende Satz nicht zutrifft, konnen ihre Anspruche gegen die Garantin auch am allgemeinen Gerichtsstand der Garantin geltend machen.

(10) Jeder Glaubiger kann in jedem Rechtsstreit gegen die Garantin und in jedem Rechtsstreit, in dem er und die Garantin Partei sind, seine Rechte aus dieser Garantie auf der Grundlage einer von einer vertretungsberechtigten Person der Registerstelle beglaubigten Kopie dieser ohne Vorlage des Originals im eigenen Namen wahrnehmen und durchsetzen.

Karlsruhe, den o, 2005

                                                    Agency Agreement - Schedules

Landeskreditbank Baden-Wurttemberg - Forderbank



__________________________      _____________________________

Wir nehmen die Bedingungen der vorstehenden Garantie ohne Obligo, Gewahrleistung oder Haftung an.

o, den o, 2005

Deutsche Bank Trust Company Americas



__________________________




                               Anleihebedingungen

                                                    Agency Agreement - Schedules

                                   SCHEDULE 2
                                     PART II

                         English language Version of the
                    FORM OF GUARANTEE TO BE ISSUED IN CASE OF
                           SUBSTITUTION OF THE ISSUER

                ------------------------------------------------

                       - Non-binding English Translation -



                                    GUARANTEE

                                       of

                 Landeskreditbank Baden-Wurttemberg - Forderbank
                     Karlsruhe, Federal Republic of Germany,

    for the benefit of the holders of the U.S.$250,000,000 o% Notes due 2006
                                  (the "Notes")

WHEREAS:

(A) Landeskreditbank Baden-Wurttemberg - Forderbank has substituted for itself o (the "Substituted Debtor") as principal debtor in respect of all obligations arising from or in connection with the Notes under ss. 8 of the Terms and Conditions of the Notes (the "Conditions").

(B) Landeskreditbank Baden-Wurttemberg - Forderbank (the "Guarantor") wishes to guarantee the due payment of principal, interest and any other amounts payable in respect of any and all Notes.

IT IS AGREED AS FOLLOWS:

(1)(a) The Guarantor unconditionally and irrevocably guarantees to the holders of the Notes (each a "Holder") the due and punctual payment of the principal of, and interest on, the Notes, and any other amounts which may be expressed to be payable under the Notes, as and when the same shall become due, in accordance with the Conditions.

(b) This Guarantee constitutes an unsecured and unsubordinated obligation of the Guarantor and ranks pari passu with all other unsecured and unsubordinated obligations of the Guarantor outstanding from time to time.

(c) All payments under this Guarantee shall be made with withholding or deduction of any present or future taxes or other duties if such withholding or deduction is required by law.

(d) The obligations of the Guarantor under this Guarantee (i) shall be separate and independent from the obligations of the Substituted Debtor under the Notes, (ii) shall exist irrespective of the legality, validity and binding effect or enforceability of the Notes, and (iii) shall not be affected by any event, condition or circumstance of whatever nature, whether factual or legal, save the full, definitive and irrevocable

                                                    Agency Agreement - Schedules
         satisfaction of any and all payment obligations expressed to be assumed under the Notes.

(2) This Guarantee and all undertakings contained herein constitute a contract for the benefit of the Holders from time to time as third party beneficiaries pursuant to ss. 328(1) BGB (German Civil Code)1. They give rise to the right of each such Holder to require performance of the obligations undertaken herein directly from the Guarantor, and to enforce such obligations directly against the Guarantor.

(3) The Registrar does not act in a fiduciary or in any other similar capacity for the Holders.

(4) Terms used in this Guarantee and not otherwise defined herein shall have the meaning attributed to them in the Conditions, a copy of which is attached hereto.

(5) This Guarantee shall be governed by, and construed in accordance with, German law.

(6) This Guarantee is written in the German language and attached hereto is a non-binding English translation.

(7) The original version of this Guarantee shall be delivered to, and kept by, the Registrar.

(8)      Place of performance shall be Karlsruhe.

(9) The place of jurisdiction for all legal proceedings arising out of or in connection with this Guarantee shall be Frankfurt am Main. This jurisdiction shall be exclusive for legal proceedings solely involving merchants (Kaufleute), legal persons under public law (juristische Personen des offentlichen Rechts), special funds under public law (offentlich-rechtliche Sondervermogen) or persons not subject to the general jurisdiction of the courts of the Federal Republic of Germany (Personen ohne allgemeinen Gerichtsstand), otherwise it shall be non-exclusive.

(10) On the basis of a copy of this Guarantee certified as being a true copy by a duly authorized officer of the Registrar, each Holder may protect and enforce in his own name his rights arising under this Guarantee in any legal proceedings against the Guarantor or to which such Holder and the Guarantor are parties, without the need for production of this Guarantee in such proceedings.

Karlsruhe, o, 2005




---------------------------

1 An English language translation of ss. 328(1) BGB (German Civil Code) reads as follows: "A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance."

                                                    Agency Agreement - Schedules

Landeskreditbank Baden-Wurttemberg - Forderbank



__________________________




We accept the terms of the above Guarantee without recourse, warranty or liability.

o, o, 2005

Deutsche Bank Trust Company Americas



__________________________





                        Terms and Conditions of the Notes

                                                    Agency Agreement - Schedules

                                   SCHEDULE 3


             The Specified Offices of the Registrar and Paying Agent




                                    REGISTRAR

                      Deutsche Bank Trust Company Americas
                           Trust & Securities Services
                              Global Debt Services
                                 60 Wall Street
                           27th Floor - MS NY C60-2710
                               New York, NY 10005
                            United States of America









                                  PAYING AGENT

                      Deutsche Bank Trust Company Americas
                           Trust & Securities Services
                              Global Debt Services
                                 60 Wall Street
                           27th Floor - MS NY C60-2710
                               New York, NY 10005
                            United States of America

                                                    Agency Agreement - Schedules

                                   SCHEDULE 4
                                     PART I

                         German language Version of the
                              TERMS AND CONDITIONS

              -----------------------------------------------------

                               ANLEIHEBEDINGUNGEN


                                      ss. 1
                             ALLGEMEINE BESTIMMUNGEN

(1) Nennbetrag; Stuckelung. Die o% Anleihe fallig 2006 der Landeskreditbank Baden-Wurttemberg - Forderbank, Karlsruhe, Bundesrepublik Deutschland (die "Emittentin") im Gesamtnennbetrag von U.S. $250,000,000 (in Worten: zweihundert und funfzig Millionen United States Dollars) ist in 250,000 untereinander gleichberechtigten Teilschuldverschreibungen von je U.S.$ 1.000 (die "Schuldverschreibungen") eingeteilt.

(2) Form. Die Schuldverschreibungen werden als eine Namensschuldverschreibung ausgegeben.

(3) Verbriefung. Die Schuldverschreibungen werden durch eine oder mehrere Dauerglobalurkunden ohne Zinsscheine (die "Globalurkunde") verbrieft. Die Globalurkunde ist als Namenspapier ausgegeben und auf den Namen von Cede & Co. als dem Beauftragten von The Depository Trust Company, New York ("DTC") ausgestellt worden und wird in einem von der Registerstelle (ss. 6) gefuhrten Register (das "Register") aufgefuhrt. Sie verbrieft die Schuldverschreibungen, die fur Finanzinstitute verwahrt werden, die DTC-Teilnehmer sind. Jede Globalurkunde tragt die eigenhandigen Unterschriften zweier ordnungsgemass bevollmachtigter Vertreter der Emittentin und ist von der Registerstelle oder in deren Namen mit einer handschriftlichen Kontrollunterschrift versehen. Einzelurkunden und Zinsscheine werden nicht ausgegeben.

(4) Verwahrung. Die Globalurkunde wird von der Deutsche Bank Trust Company Americas oder einem etwaigen Rechtsnachfolger als Verwahrer fur DTC verwahrt, bis samtliche Verpflichtungen der Emittentin aus den Schuldverschreibungen erfullt sind.

(5) Glaubiger von Schuldverschreibungen. "Anleiheglaubiger" bedeutet jede Person, die in dem von der Registerstelle gefuhrten Register als Begunstigter hinsichtlich eines durch die Globalurkunde verbrieften Rechts eingetragen ist.

(6)  Bezugnahmen auf Schuldverschreibungen. Bezugnahmen in diesen
Anleihebedingungen auf die "Schuldverschreibungen" schliessen Bezugnahmen auf jede die Schuldverschreibungen verbriefende Globalurkunde ein, es sei denn, aus dem Zusammenhang ergibt sich etwas anderes.

(7) Ubertragung. Ubertragungen von Schuldverschreibungen setzen entsprechende Depotbuchungen voraus. Ubertragungen von Schuldverschreibungen zwischen DTC-Teilnehmern erfolgen nach den von DTC hierfur bestimmten Verfahren.



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                                      S-15


                                      ss. 2
                                     STATUS

Die Schuldverschreibungen begrunden nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die mit allen anderen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, es sei denn, etwas anderes ist durch zwingende gesetzliche Regelungen vorgeschrieben.


                                      ss. 3
                                     ZINSEN

(1) Zinssatz und Zinszahlungstage. Die Schuldverschreibungen werden in Hohe ihres Nennbetrages verzinst, und zwar vom o, 2005 (einschliesslich) bis zum Tag der Endfalligkeit (wie in ss. 5 definiert) (ausschliesslich) mit o% per annum. Die Zinsen sind halbjahrlich nachtraglich am o und am o eines jeden Jahres zahlbar (jeweils ein "Zinszahlungstag"). Die erste Zinszahlung erfolgt am o, 2005.

(2) Auflaufende Zinsen. Der Zinslauf der Schuldverschreibungen endet mit Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Ruckzahlung fallig werden. Falls die Emittentin die Schuldverschreibungen bei Endfalligkeit nicht einlost, erfolgt die Verzinsung des ausstehenden Nennbetrages der Schuldverschreibungen vom Tag der Endfalligkeit (einschliesslich) bis zum Tag der tatsachlichen Ruckzahlung der Schuldverschreibungen (ausschliesslich) in Hohe des gesetzlich festgelegten Satzes fur Verzugszinsen1.

(3) Berechnung der Zinsen fur Teile von Zeitraumen. Sofern Zinsen fur einen Zeitraum von weniger als einem Jahr zu berechnen sind, erfolgt die Berechnung auf der Grundlage des Zinstagequotienten. "Zinstagequotient" bezeichnet im Hinblick auf die Berechnung eines Zinsbetrages auf eine Schuldverschreibung fur einen beliebigen Zeitraum (der "Zinsberechnungszeitraum") die Anzahl von Tagen im Zinsberechnungszeitraum, dividiert durch 360, wobei die Anzahl der Tage auf der Grundlage eines Jahres von 360 Tagen mit zwolf Monaten zu je 30 Tagen zu ermitteln ist (es sei denn, (A) der letzte Tag des Zinsberechnungszeitraums fallt auf den 31. Tag eines Monats, wahrend der erste Tag des Zinsberechnungszeitraums weder auf den 30. noch auf den 31. Tag eines Monats fallt, in welchem Fall der diesen Tag enthaltende Monat nicht als ein auf 30 Tage gekurzter Monat zu behandeln ist, oder (B) der letzte Tag des Zinsberechnungszeitraums fallt auf den letzten Tag des Monats Februar, in welchem Fall der Monat Februar nicht als ein auf 30 Tage verlangerter Monat zu behandeln ist).


                                      ss. 4
                                    ZAHLUNGEN

(1)(a) Zahlungen auf Kapital. Zahlungen auf Kapital in Bezug auf die Schuldverschreibungen erfolgen, nach Massgabe des nachstehenden Absatzes 2, an den eingetragenen Inhaber der Globalurkunde zur Auszahlung uber das Abrechnungssystem der DTC an die betreffenden DTC-Teilnehmer gegen Vorlage und Einreichung der die Schuldverschreibungen zum Zeitpunkt der Zahlung verbriefende Globalurkunde bei der bezeichneten Geschaftsstelle der Zahlstelle.

--------------------------------

1 Der gesetzliche Verzugszinssatz betragt fur das Jahr funf Prozentpunkte uber dem von der Deutschen Bundesbank fur die Zeitraume ab dem 1. Januar bzw. ab dem 1. Juli eines jeden Jahres veroffentlichten Basiszinssatz, ss.ss. 288 Absatz 1, 247 Absatz 1 BGB.

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                                      S-16


(b) Zahlung von Zinsen. Die Zahlung von Zinsen auf Schuldverschreibungen erfolgt, nach Massgabe von Absatz 2, an den eingetragenen Inhaber der Globalurkunde zur Auszahlung uber das Abrechnungssystem der DTC an die betreffenden DTC-Teilnehmer.

(2) Zahlungsweise. Vorbehaltlich geltender steuerlicher und sonstiger gesetzlicher Regelungen und Vorschriften erfolgen zu leistende Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen in U.S.-Dollar durch Uberweisung in gleichtagig verfugbaren Mitteln an den eingetragenen Inhaber der Globalurkunde zur Auszahlung uber das Abrechnungssystem der DTC an die betreffenden DTC-Teilnehmer. Der Betrag der Zahlungen an den eingetragenen Inhaber der Globalurkunde bemisst sich nach dem Gesamtnennbetrag der Schuldverschreibungen, die durch die Globalurkunde verbrieft werden, so wie er durch die Registerstelle bei Geschaftsschluss am jeweiligen Stichtag (wie in Absatz 4 definiert) festgestellt wird.

(3) Erfullung. Die Emittentin wird durch Leistung der Zahlung an den eingetragenen Inhaber der Globalurkunde oder nach dessen Weisung in Hohe der geleisteten Zahlungen von ihrer Zahlungspflicht befreit.

(4) Stichtag. Der Stichtag (der "Stichtag") fur Zahlungen von Kapital und Zinsen ist der zehnte New Yorker Geschaftstag vor dem jeweiligen Falligkeitstag (wie in Absatz 6 definiert). Ein "New Yorker Geschaftstag" ist jeder Tag, an dem Banken in New York City nicht verpflichtet und nicht berechtigt sind zu schliessen.

(5) Zahltag. Fallt der Falligkeitstag einer Zahlung (wie in Absatz 6 definiert) in Bezug auf eine Schuldverschreibung auf einen Tag, der kein Zahltag ist, so wird die betreffende Zahlung erst am nachsten Tag, der ein Zahltag ist, geleistet. Der Anleiheglaubiger ist nicht berechtigt, zusatzliche Zinsen oder sonstige Zahlungen auf Grund dieser Zahlungsverzogerung zu verlangen. Fur diese Zwecke bezeichnet "Zahltag" jeden Tag, (i) der ein New Yorker Geschaftstag ist (wie in Absatz 4 definiert), (ii) an dem Devisenmarkte Zahlungen in New York abwickeln und (iii) an dem alle betroffenen Bereiche des Trans-European Automated Real-time Gross settlement Express Transfer System (TARGET) betriebsbereit sind, um die betreffenden Zahlungen weiterzuleiten.

(6) Falligkeitstag. Im Sinne dieser Anleihebedingungen ist "Falligkeitstag" der vorgesehene Zahlungstermin unabhangig davon, wann die Zahlung nach Absatz 5 tatsachlich zu leisten ist.

(7) Bezugnahmen auf Kapital. Bezugnahmen in diesen Anleihebedingungen auf das Kapital der Schuldverschreibungen schliessen, soweit anwendbar, die folgenden Betrage ein: den Ruckzahlungsbetrag der Schuldverschreibungen sowie jeden Aufschlag sowie sonstige auf oder in Bezug auf die Schuldverschreibungen zahlbaren Betrage.


                                      ss. 5
                                   RUCKZAHLUNG

Ruckzahlung bei Endfalligkeit. Soweit nicht zuvor bereits gemass ss. 9 Abs. 2 und 3 ganz oder teilweise angekauft und entwertet, werden die
Schuldverschreibungen zu ihrem Ruckzahlungsbetrag am o, 2006 (die
"Endfalligkeit") zuruckgezahlt. Der Ruckzahlungsbetrag in Bezug auf jede Schuldverschreibung entspricht dem Nennbetrag der Schuldverschreibungen.



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                                      S-17


                                      ss. 6
                      DIE REGISTERSTELLE UND DIE ZAHLSTELLE

(1) Bestellung; bezeichnete Geschaftsstelle. Die anfanglich bestellte Registerstelle und die anfanglich bestellte Zahlstelle und ihre anfanglichen Geschaftsstellen, durch welche sie handeln, lauten wie folgt:

Registerstelle:   Deutsche Bank Trust Company Americas
                  Trust & Securities Services
                  Global Debt Services
                  60 Wall Street
                  27th Floor - MS NY C60-2710
                  New York, NY 10005

Zahlstelle:       Deutsche Bank Trust Company Americas
                  Trust & Securities Services
                  Global Debt Services
                  60 Wall Street
                  27th Floor - MS NY C60-2710
                  New York, NY 10005

Die Registerstelle und die Zahlstelle behalten sich das Recht vor, jederzeit mit Zustimmung der Emittentin ihre bezeichneten Geschaftsstellen durch eine andere bezeichnete Geschaftsstelle in derselben Stadt zu ersetzen und dies gemass ss. 10 bekannt zu machen.

(2) Anderung der Bestellung oder Abberufung. Die Emittentin behalt sich das Recht vor, jederzeit die Bestellung der Registerstelle oder einer Zahlstelle zu andern oder zu beenden und eine andere Registerstelle oder eine zusatzliche oder andere Zahlstelle zu bestellen, vorausgesetzt, dass stets eine Registerstelle und eine Zahlstelle vorhanden sein muss, und weiter vorausgesetzt, dass solange die Schuldverschreibungen an einer Borse zugelassen sind (und die Regeln dieser Borse es erfordern), die Emittentin eine Zahlstelle mit bezeichneter Geschaftsstelle an dem Borsenort zu unterhalten hat. Falls Zahlungen bei den oder durch die Geschaftsstellen aller Zahlstellen ausserhalb der Vereinigten Staaten auf Grund der Einfuhrung von Devisenbeschrankungen oder ahnlichen Beschrankungen hinsichtlich der vollstandigen Zahlung oder des Empfangs der entsprechenden Betrage in U.S.-Dollar widerrechtlich oder tatsachlich ausgeschlossen werden, hat die Emittentin auch eine Zahlstelle mit bezeichneter Geschaftsstelle in New York City zu unterhalten. Jede Anderung, Abberufung, Bestellung oder ein sonstiger Wechsel wird nur wirksam (ausser im
Insolvenzfall, in dem eine solche Anderung sofort wirksam wird), sofern die Anleiheglaubiger hieruber gemass ss. 10 vorab unter Einhaltung einer Frist von mindestens 30 und nicht mehr als 45 Tagen informiert wurden.

(3) Erfullungsgehilfen der Emittentin. Die Registerstelle und die Zahlstelle handeln ausschliesslich als Erfullungsgehilfen der Emittentin und ubernehmen keinerlei Verpflichtungen gegenuber den Anleiheglaubigern und es wird kein Auftrags- oder Treuhandverhaltnis zwischen ihnen und den Anleiheglaubigern begrundet.


                                      ss. 7
                                     STEUERN

Samtliche auf die Schuldverschreibungen zu zahlenden Betrage werden unter Einbehalt oder Abzug von Steuern oder sonstigen Abgaben geleistet, falls ein solcher Einbehalt oder Abzug gesetzlich vorgeschrieben ist. Fallen derartigen Abzuge oder Einbehalte an, so ist die

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                                      S-18


Emittentin nicht verpflichtet, irgendwelche zusatzlichen Betrage auf die Schuldverschreibungen zu zahlen.


                                      ss. 8
                                    ERSETZUNG

(1) Ersetzung. Die Emittentin ist jederzeit berechtigt, ohne Zustimmung der Anleiheglaubiger jedes andere Unternehmen an ihrer Stelle als Hauptschuldnerin (die "Nachfolgeschuldnerin") fur alle Verpflichtungen aus und im Zusammenhang mit diesen Schuldverschreibungen einzusetzen, vorausgesetzt, dass:

(a) die Nachfolgeschuldnerin alle Rechte und Verpflichtungen der Emittentin in Bezug auf die Schuldverschreibungen ubernimmt;

(b) die Emittentin und die Nachfolgeschuldnerin alle erforderlichen Genehmigungen erlangt haben und berechtigt sind, an die Zahlstelle die zur Erfullung der Zahlungsverpflichtungen aus den Schuldverschreibungen zahlbaren Betrage in U.S.$ zu zahlen, ohne verpflichtet zu sein, jeweils in dem Land oder in den Landern, in denen die Nachfolgeschuldnerin ihren Sitz oder Steuersitz hat, erhobene Steuern oder andere Abgaben jeder Art abzuziehen oder einzubehalten, die zum Zeitpunkt des Inkrafttretens der Ersetzung den Betrag an Steuern oder Abgaben ubersteigen, die in dem Land oder in den Landern, in denen die Emittentin ihren Sitz oder Steuersitz hat, einbehalten oder abgezogen werden;

(c) die Nachfolgeschuldnerin sich verpflichtet hat, jeden Anleiheglaubiger hinsichtlich solcher Stempelsteuern, die einem Glaubiger bezuglich der Ersetzung auferlegt werden, zu entschadigen;

(d) die Emittentin unwiderruflich und unbedingt gegenuber den Anleiheglaubigern die Zahlung aller von der Nachfolgeschuldnerin auf die Schuldverschreibungen zahlbaren Betrage zu Bedingungen garantiert, die den Bedingungen der im Agency Agreement enthaltenen Garantie hinsichtlich der Schuldverschreibungen der Emittentin entsprechen;

(e) die Anleiheglaubiger als Folge der Ersetzung nicht den Schutz der Gewahrtragerhaftung nach Artikel 5 Absatz 2 des Gesetzes uber die Landeskreditbank Baden-Wurttemberg - Forderbank (das "Gesetz"), der Anstaltslast des Landes Baden-Wurttemberg gemass Artikel 5 Absatz 1 des Gesetzes und der ausdrucklichen Garantie des Landes Baden-Wurttemberg gemass Artikel 5 Absatz
3 des Gesetzes, in der zum Zeitpunkt des Wirksamwerdens der Ersetzung jeweils gultigen Fassung, oder einer gleichwertigen Verpflichtung des Landes Baden-Wurttemberg oder der Bundesrepublik Deutschland ("Deutschland"), die eine solche Gewahrtragerhaftung, Anstaltslast oder Garantie ersetzt, verlieren; und

(f) der Registerstelle jeweils ein Rechtsgutachten bezuglich der betroffenen Rechtsordnungen von anerkannten Rechtsanwalten vorgelegt wird, das bestatigt, dass die Bestimmungen in den vorstehenden Unterabsatzen (a)-(e) erfullt wurden.

(2) Anderung von Bezugnahmen. Im Fall einer Ersetzung gilt jede Bezugnahme in diesen Anleihebedingungen auf die Emittentin ab dem Zeitpunkt der Ersetzung als Bezugnahme auf die Nachfolgeschuldnerin.

(3) Bekanntmachung. Jede Ersetzung der Emittentin ist gemass ss. 10 bekannt zu machen. Die Ersetzung tritt durch eine derartige Bekanntmachung in Kraft. Die Emittentin

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                                      S-19


(und im Falle einer wiederholten Anwendung dieses ss. 8, jede vorherige Nachfolgeschuldnerin) ist mit dem Datum der Veroffentlichung der Ersetzung von allen Verpflichtungen aus den Schuldverschreibungen befreit.


                                      ss. 9
         BEGEBUNG WEITERER SCHULDVERSCHREIBUNGEN, ANKAUF UND ENTWERTUNG

(1) Begebung weiterer Schuldverschreibungen. Die Emittentin ist berechtigt, jederzeit ohne Zustimmung der Anleiheglaubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tags der Begebung, des Verzinsungsbeginns und/oder des Ausgabepreises) in der Weise zu begeben, dass sie mit diesen Schuldverschreibungen eine einheitliche Emission bilden und den Gesamtnennbetrag der Schuldverschreibungen erhohen.

(2) Ankauf. Die Emittentin ist berechtigt, jederzeit Schuldverschreibungen im Markt oder anderweitig zu jedem beliebigen Preis anzukaufen. Die von der Emittentin erworbenen Schuldverschreibungen konnen nach Wahl der Emittentin von ihr gehalten, weiterverkauft oder beim Registerstelle zwecks Entwertung eingereicht werden. Sofern diese Kaufe durch offentliches Angebot erfolgen, muss dieses Angebot allen Anleiheglaubigern gemacht werden.

(3) Entwertung. Samtliche vollstandig zuruckgezahlten oder gemass Absatz 2 zwecks Entwertung eingereichten Schuldverschreibungen sind unverzuglich zu entwerten und konnen nicht wiederbegeben oder wiederverkauft werden.


                                     ss. 10
                                BEKANNTMACHUNGEN

(1) Bekanntmachung. Alle Bekanntmachungen, die die Schuldverschreibungen betreffen, werden entweder (a) in folgenden Zeitungen veroffentlicht: in einer fuhrenden Tageszeitung mit allgemeiner Verbreitung in Deutschland (voraussichtlich die Borsen-Zeitung) und in einer in englischer Sprache erscheinenden und in New York allgemein verbreiteten fuhrenden Tageszeitung (voraussichtlich das Wall Street Journal), oder (b) durch eine andere Form der Veroffentlichung, die im Falle der Notierung der Schuldverschreibungen an einer Borse mit den Regeln einer solchen Borse ubereinstimmt. Jede derartige Bekanntmachung gilt am dritten Tag nach dem Tag der Veroffentlichung (oder bei mehreren Veroffentlichungen am dritten Tag nach dem Tag der ersten solchen Veroffentlichung) als wirksam erfolgt.

(2) Mitteilungen an DTC. Die Emittentin ist berechtigt, eine Zeitungsveroffentlichung nach vorstehendem Absatz 1 durch eine Mitteilung an DTC zur Weiterleitung an die Anleiheglaubiger zu ersetzen, vorausgesetzt, dass eine solche Veroffentlichung im Falle der Notierung der Schuldverschreibungen an einer Borse mit den Regeln einer solchen Borse ubereinstimmt. Jede derartige Bekanntmachung gilt am siebten Tag nach dem Tag der Mitteilung an DTC als den Anleiheglaubigern mitgeteilt.



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                                     ss. 11
                ANWENDBARES RECHT, GERICHTSSTAND UND GERICHTLICHE
                                 GELTENDMACHUNG

(1) Anwendbares Recht. Form und Inhalt der Schuldverschreibungen sowie die Rechte und Pflichten der Emittentin, der Anleiheglaubiger und der
Erfullungsgehilfen bestimmen sich in jeder Hinsicht nach deutschem Recht. Ubertragungen und Verpfandungen von bei DTC verwahrten Schuldverschreibungen, die zwischen DTC-Teilnehmern und zwischen der DTC und DTC-Teilnehmern durchgefuhrt werden, unterliegen dem Recht des Staates New York.

(2) Gerichtsstand. Die Emittentin unterwirft sich hiermit unwiderruflich der Gerichtsbarkeit der Staats- und Bundesgerichte in New York County im Staat New York fur samtliche im Zusammenhang mit den Schuldverschreibungen entstehenden Klagen oder sonstige Verfahren, die von den Anleiheglaubigern oder von anderen Personen eingeleitet werden, und bestellt Law Debenture Corporate Services Inc., 767 Third Avenue - 31st Floor, New York, NY 10017, als ihren Zustellungsbevollmachtigten. Die Gerichtsstandsvereinbarung erstreckt sich nicht auf Rechtsstreitigkeiten auf Grund der Wertpapiergesetze (securities laws) der Vereinigten Staaten. Unabhangig von der vorstehenden Gerichtsstandsvereinbarung konnen die Anleiheglaubiger oder andere Personen ein Verfahren gegen die Emittentin vor jedem zustandigen Gericht in Frankfurt am Main, Deutschland, einleiten. Dieser Gerichtsstand ist ausschliesslich gemass ss. 38 ZPO unter ausschliesslicher Beteiligung von Kaufleuten, juristischen Personen des offentlichen Rechts, offentlich-rechtlichen Sondervermogen und Personen ohne allgemeinen Gerichtsstand in Deutschland; im Ubrigen ist der Gerichtsstand nicht ausschliesslich.

(3) Verzicht auf Immunitat. Die Emittentin verzichtet unbedingt und unwiderruflich auf hoheitliche Immunitat vor der Gerichtsbarkeit jeglicher Gerichte und vor rechtlichen Verfahren, einschliesslich der Immunitat auf
Grund des United States Foreign Sovereign Immunities Act 1976, sofern die Emittentin im Hinblick auf rechtliche Verfahren vor Staats- oder Bundesgerichten in New York County im Staat New York oder vor zustandigen deutschen Gerichten bezuglich ihrer Verpflichtungen aus oder in Zusammenhang mit den Schuldverschreibungen Immunitat geniesst. Der Verzicht (i) erstreckt sich nicht auf Rechtsstreitigkeiten auf Grund der Wertpapiergesetze (securities laws) der Vereinigten Staaten, (ii) stellt keinen wirksamen Verzicht auf Immunitat im Hinblick auf Pfandung und Zwangsvollstreckung bezuglich Vermogensgegenstande dar, fur welche ein solcher Verzicht auf Immunitat unter den Gesetzen der Vereinigten Staaten oder Deutschland (je nachdem, wo eine solche Massnahme durchgefuhrt worden ist) nicht zulassig ist, (iii) gilt, sofern er in Zusammenhang mit rechtlichen Verfahren, die vor zustandigen deutschen Gerichten eingeleitet werden konnen, mit dem Inhalt, der die weitest gehende, rechtlich zulassige Wirkung unter deutschen Recht hat, und (iv) erstreckt sich nicht auf die Immunitat vor einem Arrest zur Sicherung der Vollstreckung aus einem kunftigen Urteil oder zur Sicherung der Zustandigkeit.

(4) Gerichtliche Geltendmachung. Jeder Anleiheglaubiger von Schuldverschreibungen ist berechtigt, in jedem Rechtsstreit gegen die Emittentin oder in jedem Rechtsstreit, in dem der Anleiheglaubiger und die Emittentin Partei sind, seine Rechte aus diesen Schuldverschreibungen im eigenen Namen zu schutzen oder geltend zu machen, indem er (a) eine Bescheinigung der Depotbank beibringt, bei der er fur die Schuldverschreibungen ein Wertpapierdepot unterhalt, welche (i) den vollstandigen Namen und die vollstandige Adresse des Anleiheglaubigers enthalt, (ii) den Gesamtnennbetrag der Schuldverschreibungen bezeichnet, die unter dem Datum der Bestatigung auf dem Wertpapierdepot verbucht sind, und (iii) bestatigt, dass die Depotbank gegenuber DTC eine schriftliche Erklarung abgegeben hat, die die vorstehend unter (i) und (ii) bezeichneten


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                                      S-21


Informationen enthalt und die Empfangsbestatigung der DTC und des betreffenden DTC-Teilnehmers tragt, und (b) eine Kopie der die betreffenden Schuldverschreibungen verbriefende Globalurkunde vorlegt, deren Ubereinstimmung mit dem Original eine vertretungsberechtigte Person der DTC oder des Verwahrers der DTC bestatigt hat. Unbeschadet des Vorstehenden kann jeder Glaubiger seine Rechte aus den Schuldverschreibungen auch auf jede andere Weise schutzen oder geltend machen, die im Land des Rechtsstreits prozessual zulassig ist. Fur die Zwecke des Vorstehenden bezeichnet "Depotbank" jede Bank oder ein sonstiges anerkanntes Finanzinstitut, das berechtigt ist, das Depotgeschaft zu betreiben, und bei der/dem der Anleiheglaubiger ein Wertpapierdepot fur die Schuldverschreibungen unterhalt, einschliesslich der DTC und jedes weiteren Clearingsystems, das bei dieser DTC ein Konto unterhalt.


                                     ss. 12
                                     SPRACHE

Diese Anleihebedingungen sind in deutscher Sprache abgefasst. Eine Ubersetzung in die englische Sprache ist beigefugt. Der deutsche Text ist bindend und massgeblich. Die Ubersetzung in die englische Sprache ist unverbindlich.



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                                      S-22

                                   SCHEDULE 4
                                     PART II

                         English language Version of the
                              TERMS AND CONDITIONS

     ----------------------------------------------------------------------

                       - Non-binding English Translation -

                        TERMS AND CONDITIONS OF THE NOTES


                                      ss. 1
                               GENERAL PROVISIONS

(1) Principal Amount; Denomination. The o% Notes due o, 2006 of Landeskreditbank Baden-Wurttemberg - Forderbank, Karlsruhe, Federal Republic of Germany (the "Issuer") in the aggregate principal amount of U.S.$250,000,000 (in words: two hundred and fifty million) is divided into 250,000 notes in the principal amount are being issued in denominations of 1,000 which rank pari passu among themselves (the "Notes").

(2)  Form. The Notes are issued in registered form.

(3) Global Certificate. The Notes are represented by one or more permanent global certificates without interest coupons (the "Global Certificate"). The Global Certificate is in registered form in the name of Cede & Co., as nominee of The Depository Trust Company, New York ("DTC") recorded in a register (the "Register") and kept by the Registrar. The Global Certificate represents the Notes kept in custody for financial institutions that are participants in DTC. Each Global Certificate is manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Registrar. Definitive certificates representing individual Notes and interest coupons shall not be issued.

(4) Custody. The Global Certificate will be kept in custody by Deutsche Bank Trust Company Americas, or any successor, as custodian for DTC until all obligations of the Issuer under the Notes have been satisfied.

(5) Holder of Notes. "Holder" means the persons registered in the Register kept by the Registrar and holding a beneficial interest or right in the Notes.

(6) References to Notes. References herein to the "Notes" include (unless the context otherwise requires) references to any Global Certificate representing the Notes.

(7) Transfers. Transfers of Notes require appropriate book-entries in securities accounts. Transfers of book-entry interests in the Notes between DTC participants shall be effected in accordance with procedures established for this purpose by DTC.


                                      ss. 2
                                     STATUS

The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other unsecured and unsubordinated obligations of the Issuer except as otherwise determined by mandatory rules of law.



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                                      ss. 3
                                    INTEREST

(1) Rate of Interest and Interest Payment Dates. The Notes shall bear interest on their principal amount at the rate of o per cent. per annum from (and including) o, 2005 to (but excluding) the Maturity Date (as defined in ss. 5). Interest shall be payable semi-annually in arrears on o and on o in each year (each such date, an "Interest Payment Date"). The first payment of interest shall be made on o, 2005.

(2) Accrual of Interest. The Notes shall cease to bear interest from the expiry of the day preceding their Maturity Date. If the Issuer shall fail to redeem the Notes when due, interest shall continue to accrue on the outstanding principal amount of the Notes beyond the due date until the expiry of the day preceding the actual redemption of the Notes at the default rate of interest established by law1.

(3) Calculation of Interest for Partial Periods. If interest is required to be calculated for a period of less than a full year, such interest shall be calculated on the basis of the Day Count Fraction. "Day Count Fraction" means, in respect of the calculation of an amount of interest on any Note for any period of time (the "Calculation Period"): the number of days in the Calculation Period divided by 360, the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless, (A) the last day of the Calculation Period is the 31st day of a month, but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (B) the last day of the Calculation Period is the last day of the month of February in which case the month of February shall not be considered to be lengthened to a 30-day month).


                                      ss. 4
                                    PAYMENTS

(1) (a) Payment of Principal. Payment of principal in respect of Notes shall be made, subject to subparagraph (2) below, to, or to the order of, the registered holder of the Global Certificate for payment through DTC's settlement system to the relevant DTC participants upon presentation and surrender of the Global Certificate representing the Notes at the time of payment at the specified office of the Paying Agent.

(b) Payment of Interest. Payment of interest on Notes shall be made, subject to subparagraph (2), to, or to the order of, the registered holder of the Global Certificate for payment through DTC's settlement system to the relevant DTC participants.

(2) Manner of Payment. Subject to applicable fiscal and other laws and regulations, payments of principal and interest due in respect of the Notes shall be made in U.S.$ and paid by wire transfer in same day funds to the registered holder of the Global Certificate for payment through DTC's settlement system to the relevant DTC participants. The amount of payments to the registered holder of the Global Certificate shall correspond to the aggregate principal amount of Notes represented by the Global Certificate, as established by the Registrar at the close of business on the relevant Record Date (as defined in subparagraph (4)).

--------------------

1 The default rate of interest established by law is five percentage points above the basic rate of interest published by Deutsche Bundesbank for the periods as of January 1 and July 1, respectively, of each year, ss.ss. 288(1), 247(1) German Civil Code.


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(3)  Discharge. The Issuer shall be discharged by payment to, or to the order of, the registered holder of the Global Certificate to the extent of the sums paid.

(4) Record Date. The record date (the "Record Date") for purposes of payments of principal and interest shall be, in respect of each such payment, the tenth New York Business Day preceding the relevant Due Date (as defined in subparagraph (6)). A "New York Business Day" means any day on which banking institutions in New York City are not obliged and not authorized to close.

(5) Payment Business Day. If the Due Date (as defined in subparagraph (6)) of any amount in respect of any Note is not a Payment Business Day then the Holder shall not be entitled to payment until the next such day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, "Payment Business Day" means any day which is a day (i) which is a New York Business Day, (ii) on which foreign exchange markets settle payments in New York City and (iii) on which all relevant parts of the Trans-European Automated Real-time Gross settlement Express Transfer system (TARGET) are operational to forward the relevant payment.

(6) Due Date. For the purposes of these Terms and Conditions, "Due Date" means the payment date provided for herein, without taking account of any adjustments to the date when the payment is actually to be made in accordance with subparagraph (5).

(7) References to Principal. Reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable: the Final Redemption Amount of the Notes and any premium and any other amounts which may be payable under or in respect of the Notes.


                                      ss. 5
                                   REDEMPTION

Redemption at Maturity. Unless previously purchased and cancelled in accordance with ss. 9 subparagraph (2) and (3), the Notes shall be redeemed at their Final Redemption Amount on o, 2006 (the "Maturity Date"). The Final Redemption Amount in respect of each Note shall be its principal amount.


                                      ss. 6
                       THE REGISTRAR AND THE PAYING AGENT

(1) Appointment; Specified Offices. The initial Registrar and Paying Agent and their respective initial specified offices are:

Registrar:     Deutsche Bank Trust Company Americas
               Trust & Securities Services
               Global Debt Services
               60 Wall Street
               27th Floor - MS NY C60-2710
               New York, NY 10005
               USA

Paying Agent:  Deutsche Bank Company Americas
               Trust & Securities Services


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               Global Debt Services
               60 Wall Street
               27th Floor - MS NY C60-2710
               New York, NY 10005
               USA

The Registrar and the Paying Agent reserve the right at any time to change, with the approval of the Issuer, their respective specified offices to some other specified office in the same city upon giving notice thereof in accordance with ss. 10.

(2) Change of Agents or Termination of Appointment. The Issuer reserves the right at any time to vary or terminate the appointment of the Registrar or any Paying Agent and to appoint another Registrar or additional or other Paying Agent, provided that the Issuer shall at all times maintain a Registrar and a Paying Agent, and provided further that so long as the Notes are listed on any stock exchange (and the rules of such stock exchange so require), the Issuer shall maintain a Paying Agent with a specified office in the city in which such stock exchange is located. If payments at or through the offices of all Paying Agents outside the United States become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Issuer must maintain a Paying Agent with a specified office in New York City. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Holders in accordance with ss. 10.

(3) Agents of the Issuer. The Registrar and the Paying Agent act solely as agents of the Issuer and do not have any obligations towards or relationship of agency or trust to any Holder.


                                      ss. 7
                                    TAXATION

All payments by the Issuer in respect of the Notes shall be made with withholding or deduction of taxes or other duties, if such withholding or deduction is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.


                                      ss. 8
                                  SUBSTITUTION

(1) Substitution. The Issuer may at any time without the consent of the Holders substitute in its stead any other company as principal debtor (the "Substituted Debtor") in respect of all obligations arising from the Notes, if:

(a) the Substituted Debtor assumes any and all obligations, and succeeds to any and all rights, of the Issuer arising from or in connection with the Notes;

(b) the Issuer and the Substituted Debtor have obtained all necessary authorizations and may transfer to the Paying Agent all amounts in U.S.$ required for the performance of the payment obligations arising from or in connection with the Notes without being obliged to deduct or withhold any amount of taxes or other duties of whatever nature levied by the country or countries in which the Substituted Debtor has its domicile or tax residence which

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exceeds at the time of the effectiveness of such substitution the amount of taxes or duties, if any, levied by withholding or deduction by the country or countries in which the Issuer has its domicile or tax residence;

(c) the Substituted Debtor has agreed to indemnify and hold harmless each Holder against any stamp duties imposed on such Holder in respect of such substitution;

(d) the Issuer irrevocably and unconditionally guarantees in favor of each Holder the payment of all sums payable by the Substituted Debtor in respect of the Notes on terms equivalent to the terms of the form of the guarantee in respect of the Notes of the Issuer set out in the Agency Agreement;

(e) the Holders will not lose as a result of such substitution the benefit of the guarantee obligation pursuant to Article 5 Section 2 of the Act Concerning Landeskreditbank Baden-Wurttemberg - Forderbank (the "Act"), the maintenance obligation of the State of Baden-Wurttemberg pursuant to Article 5 Section 1 of the Act and the explicit guarantee of the State of Baden-Wurttemberg pursuant to
Article 5 Section 3 of the Act, in each case with such contents as are prevailing at the time of the effectiveness of such substitution, or of an obligation of the State of Baden-Wurttemberg or the Federal Republic of Germany ("Germany") which is equivalent thereto and which may have replaced such guarantee obligation, maintenance obligation or guarantee; and

(f) there shall have been delivered to the Registrar an opinion of lawyers of recognised standing to the effect that subparagraphs (a) - (e) above have been satisfied.

(2) References. In the event of any substitution, any reference in these Terms and Conditions to the Issuer shall from then on be a reference to the Substituted Debtor.

(3) Notice. Any substitution of the Issuer shall be published in accordance with ss. 10. Upon such publication, the substitution shall become effective, and the Issuer (and in the event of a repeated application of this ss. 8, any previous Substituted Debtor) shall be discharged from any and all obligations under the Notes, on the date on which such substitution is published.


                                      ss. 9
                   FURTHER ISSUES, PURCHASES AND CANCELLATION

(1) Further Issues. The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single issue with and increase the aggregate principal amount of, the Notes.

(2) Purchases. The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or surrendered to the Registrar for cancellation. If purchases are made by tender, tenders for such Notes must be made available to all Holders of such Notes alike.

(3) Cancellation. All Notes redeemed in full or surrendered for cancellation pursuant to subparagraph (2) above shall be cancelled forthwith and may not be reissued or resold.



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                                     ss. 10
                                     NOTICES

(1) Publication. All notices regarding the Notes shall be published either (a) in a leading daily newspaper of general circulation in Germany (expected to be the Borsen-Zeitung) and a leading daily newspaper printed in the English language and of general circulation in New York City (expected to be the Wall Street Journal), or (b) by any other form of communication which is, in the case the Notes are listed on a stock exchange, in compliance with the rules of such stock exchange. Any notice so given shall become effective on the third day following the date of such publication (or, if published more than once, on the third day following the first day of any such publication).

(2) Notification to DTC. The Issuer may, in lieu of publication in the newspapers set forth in subparagraph (1) above, deliver the relevant notice to DTC, for communication by DTC to the Holders, provided that, so long as the Notes are listed on any stock exchange, the rules of such stock exchange permit such form of notice. Any such notice shall be deemed to have been given to the Holders on the seventh day after the day on which the said notice was given to DTC.


                                     ss. 11
              GOVERNING LAW, PLACE OF JURISDICTION AND ENFORCEMENT

(1) Governing Law. The Notes, both as to form and content, and all rights and obligations of the Issuer, the Holders, the Registrar and the Paying Agent shall be governed by German law. Transfers and pledges of Notes executed between DTC participants and between DTC and DTC participants shall be governed by the laws of the State of New York.

(2) Submission to Jurisdiction. The Issuer expressly and irrevocably submits to the jurisdiction of any New York state and United States federal court sitting in New York County, New York, in actions by any person, including any Holder of a Note, arising out of or relating to the Notes and, in respect of any such action, the Issuer will appoint [Law Debenture Corporate Services Inc., 767 Third Avenue - 31st Floor, New York, NY 10017], as agent for service of process; provided that such submission to jurisdiction does not extend to legal actions brought under the United States securities laws. Notwithstanding the foregoing, any action by any person, including any Holder of Notes, may be instituted against the Issuer in any competent court in Frankfurt am Main, Germany. The jurisdiction of such courts shall be exclusive according to Section 38 of the German Code of Civil Procedure (Zivilprozessordnung) for proceedings solely involving merchants (Kaufleute), legal persons under public law (juristische Personen des offentlichen Rechts), special funds under public law (offentlich-rechtliche Sondervermogen) or persons not subject to the general jurisdiction of the courts of Germany (Personen ohne allgemeinen Gerichtsstand), otherwise it shall be nonexclusive.

(3) Waiver of Immunity. The Issuer unconditionally and irrevocably waives any sovereign immunity from jurisdiction of any court or from any legal process with respect to its property, including any immunity under the United States Foreign Sovereign Immunities Act of 1976, which it may have in respect of legal process in relation to its obligations arising out of or relating to the Notes, that may be instituted in any New York state or United States federal court sitting in New York County, New York, or in any competent court in Germany. The waiver shall (i) not extend to actions brought under any United States securities law,
(ii) shall not be deemed to be an effective waiver of immunity from attachment of, and execution on a judgment against, certain property in respect of which immunity from such attachment and execution may not be waived under the laws of the United States or Germany, depending on

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the place where such action has been initiated, (iii) insofar as it relates to any action which may be instituted in any competent court in Germany, shall be deemed to have only been given to the fullest extent permitted by German law, and (iv) shall not extend to immunity from attachment in aid of jurisdiction or from prejudgment attachment.

(4) Enforcement. Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes on the basis of (a) a certificate issued by its Custodian (i) stating the full name and address of the Holder, (ii) specifying the aggregate principal amount of Notes credited on the date of such statement to such Holder's securities account maintained with such Custodian and
(iii) confirming that the Custodian has given a written notice to the Clearing System containing the information pursuant to (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant Clearing System participant and (b) a copy of the Global Certificate certified as being a true copy by a duly authorized officer of the Clearing System or a depository of the Clearing System. Each Holder may, without prejudice to the foregoing, protect and enforce his rights under these Notes also in any other way which is admitted in the country of the Proceedings. For purposes of the foregoing, "Custodian" means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of any Notes and includes the Clearing System and any other clearing system which maintains an account with the Clearing System.


                                     ss. 12
                                    LANGUAGE

These Terms and Conditions are written in the German language and provided with an English language translation. The German text shall be controlling and binding. The English language translation is provided for convenience only.